EXHIBIT 99.1

FNB United Corp. and Bank of Granite Corp. to Merge

The Carlyle Group and Oak Hill Capital to Invest $155 Million in FNB United Corp.

Brian Simpson and Bob Reid to Lead New Management Team

ASHEBORO, N.C., April 27, 2011 (GLOBE NEWSWIRE) -- FNB United Corp. (Nasdaq:FNBN), parent company of CommunityOne Bank, N.A., and Bank of Granite Corp. (Nasdaq:GRAN), parent company of Bank of Granite, today announced plans to merge, contingent on shareholder, regulatory and other approvals, the successful recapitalization of FNB United and other conditions. The merger of these 100-year-old institutions will create a North Carolina community banking organization with approximately $2.9 billion in assets, $2.4 billion in deposits and 63 full-service banking offices located in some of the state's most robust markets. The combined parent company will be called FNB United Corp., and will be operated by new management, led by Brian Simpson as Chief Executive Officer and Bob Reid as President. FNB United will be headquartered in Asheboro, N.C. The transaction is expected to close during the third quarter of 2011. Thereafter, the two bank subsidiaries (CommunityOne and Bank of Granite) will be operated as separate entities until a future date, after which the merged bank will be named CommunityOne Bank, N.A.

As part of this transaction, The Carlyle Group and Oak Hill Capital Partners, two private equity firms with a history of successful investing in the financial services sector, have each entered into definitive agreements with FNB United to invest $77.5 million in the common stock of FNB United subject to the conditions set forth in the agreements as part of a $310 million private placement of FNB United's common stock. The Carlyle Group and Oak Hill Capital Partners will each receive approximately 484 million shares of common stock at the closing not to exceed 24.9 percent of the then-outstanding shares of common stock, valued at $0.16 a share.

John Bray, Chairman of Bank of Granite, said, "Bank of Granite and CommunityOne share many synergies, including the top priority of providing excellent and reliable banking services to our local communities. Both institutions have enjoyed great successes and weathered challenging times for more than a century, and the announcements today will help position both companies for the future."

Jim Campbell, Chairman of FNB United, said, "The past few years have presented FNB United with significant challenges, and through this proposed merger we will embrace a new way forward from a position of strength. We are excited that the prospective management team is led by native North Carolinians, Brian Simpson as Chief Executive Officer and Bob Reid as President, who will provide exceptional leadership for this new institution."

New Management

Mr. Simpson is a former senior executive and Operating Committee member at First Union Corporation with 17 years of banking experience. During his career, he was responsible for leading segments of First Union's capital markets activities. Mr. Simpson was also responsible for balance sheet management, including interest rate sensitivity, funding and liquidity management.

Mr. Reid has 30 years of financial services experience with extensive leadership roles in community banking, retail banking, corporate banking, commercial banking, business banking, real estate finance, capital management and wealth management at Wachovia Corporation and its predecessor, First Union. Mr. Reid held numerous regional leadership positions throughout his career with Wachovia and First Union in Pennsylvania, Delaware, New Jersey, New York, Connecticut, Tennessee and North Carolina.

New Board

The prospective management team will be supported by a new board of directors that includes Austin Adams (Chief Information Officer, JP Morgan Chase, BankOne and First Union); Jerry Licari (national banking practice leader, KPMG LLP); Chan Martin (retired treasurer and senior risk executive, Bank of America); and Jerry Schmitt (former asset/liability committee chairman, First Union). The new board will also include one representative each from The Carlyle Group and Oak Hill Capital Partners, and two FNB United and one Bank of Granite legacy board members.

The Transaction

The merger agreement provides that Bank of Granite shareholders will receive 3.375 shares of FNB's common stock in exchange for each share of Bank of Granite common stock they own immediately prior to completion of the merger.

Completion of the merger and The Carlyle Group and Oak Hill Capital Partners investments are dependent on each other and the satisfactory completion of a number of other conditions including the exchange of FNB United preferred stock held by the U.S. Treasury for FNB United common stock on the terms specified in the merger and investment agreements, receipt of regulatory approvals, the approval of the shareholders of both FNB United and Bank of Granite, FNB United raising $310 million inclusive of The Carlyle Group and Oak Hill Capital Partners investments, the board and management structure referenced in the agreements, receipt of advice that the private placement investments will not impair FNB United's existing net operating loss deferred tax asset, FNB United and Bank of Granite meeting specified financial condition requirements and not having experienced material adverse effects and events, and other customary closing conditions. The U.S. Treasury has issued a letter, dated April 6, 2011, indicating its agreement to exchange FNB United's preferred stock held by the U.S. Treasury for FNB United common stock having a value equal to the terms specified in the merger and investment agreements, subject to the execution of a definitive agreement with the U.S. Treasury, the completion of the capital raise, and the completion of certain other matters.

About FNB United Corp.

FNB United Corp. is the Asheboro, N.C.-based bank holding company for CommunityOne Bank, N.A. Opened in 1907, CommunityOne Bank operates 45 offices in 38 communities throughout central, southern and western North Carolina, and offers a complete line of consumer, mortgage and business banking services, including loan, deposit, cash management, wealth management and internet banking services.

About Bank of Granite Corporation

Bank of Granite Corporation is the parent company of Bank of Granite. Founded in 1906, Bank of Granite operates 18 full-service banking offices in seven North Carolina counties – Burke, Caldwell, Catawba, Iredell, Mecklenburg, Watauga and Wilkes.

About The Carlyle Group

The Carlyle Group is a global alternative asset manager with $106.7 billion of assets under management committed to 84 funds as of December 31, 2010. The Carlyle Group invests across three asset classes - corporate private equity, real assets and global market strategies - in Africa, Asia, Australia, Europe, North America and South America focusing on aerospace & defense, consumer & retail, energy & power, financial services, healthcare, industrial, infrastructure, technology & business services, telecommunications & media and transportation. Since 1987, the firm has invested $68.7 billion of equity in 1,035 transactions. The Carlyle Group employs more than 990 people in 19 countries. Web: www.carlyle.com; Case Studies: www.carlylegroupcreatesvalue.com; Video: www.youtube.com/OneCarlyle

About Oak Hill Capital Partners

Oak Hill Capital Partners is a private equity firm with more than $8.2 billion of committed capital from leading entrepreneurs, endowments, foundations, corporations, pension funds and global financial institutions. Robert M. Bass is the lead investor. Over a period of more than 24 years, the professionals at Oak Hill Capital Partners and its predecessors have invested in more than 60 significant private equity transactions. Oak Hill Capital Partners is one of several Oak Hill partnerships, each of which has a dedicated and independent management team. These Oak Hill partnerships comprise over $30 billion of investment capital across multiple asset classes. For more information about Oak Hill Capital Partners, please visit www.oakhillcapital.com.

Cautionary Statement

The issuance of the securities by FNB United pursuant to the investment agreements have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This document shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

Forward-Looking Statements

This document contains forward-looking statements concerning FNB United's plans for raising capital, the conditions necessary for closing on proposed capital investments, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words "believes", "plans", "intends", "expects", "anticipates", "forecasts" or words of similar meaning. While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.   Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the impact of local, national, and international economies and events, including natural disasters, on FNB United's business and operations and on tourism, the military, and other major industries operating within the North Carolina market in which FNB United does business; the impact of regulatory actions on FNB United and its bank subsidiary, including the Consent Order agreed to by CommunityOne Bank, N.A, with the Office of the Comptroller of the Currency and the Written Agreement agreed to by FNB United with the Federal Reserve Bank of Richmond; the impact of legislation affecting the banking industry including the Emergency Economic Stabilization Act of 2008 and the Dodd-Frank Act Wall Street Reform and Consumer Protection Act; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; the price of FNB United's stock; volatility in the financial markets and uncertainties concerning the availability of debt or equity financing; and the impact of regulatory supervision. For further information on factors that could cause actual results to materially differ from projections, please see FNB United's publicly available Securities and Exchange Commission filings, including FNB United's 8-K filed on April 27, 2011. FNB United does not update any of its forward-looking statements.

Important Information for Investors and Shareholders

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  The proposed transaction will be submitted to the stockholders of FNB United and Bank of Granite.  FNB United and Bank of Granite will file a registration statement on Form S-4, a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC.  FNB United and Bank of Granite will each provide the final joint proxy statement/prospectus to its respective stockholders.  Investors and security holders are urged to read the registration statement and the joint proxy statement/prospectus and any other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to those documents, because they will contain important information about FNB United, Bank of Granite and the proposed transaction.  Investors and security holders will be able to obtain a free copy of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about FNB United and Bank of Granite free of charge at the SEC's web site at http://www.sec.gov. In addition, the joint proxy statement/prospectus, and other documents filed with the SEC by FNB United may be obtained free of charge by directing such request to:  Investor Relations, FNB United, P O Box 1328, Asheboro, N. C. 27204 or from FNB United's Investor Relations page on its corporate web site at www.MyYesBank.com, and the joint proxy statement/prospectus and the other documents filed with the SEC by Bank of Granite be obtained free of charge by directing such request to www.bankofgranite.com.

FNB United, Bank of Granite and their respective directors, executive officers, and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in favor of the proposed transactions from the shareholders of FNB United and from the shareholders of Bank of Granite, respectively.  Information about the directors and executive officers of FNB United and Bank of Granite, respectively, will be set forth in the joint proxy statement/prospectus on Form S-4. Additional information regarding participants in the proxy solicitation may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

CONTACT: Media Contacts:
         Mark Brock
         704-926-1305
         mbrock@wrayward.com

         John Mader
         704-926-1316
         jmader@wrayward.com